Exhibit 10.1.2

FIRST AMENDMENT TO

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

DUPONT FABROS TECHNOLOGY, L.P.

This First Amendment (this “First Amendment”) to the Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of DuPont Fabros Technology, L.P., a Maryland limited partnership (the “Partnership”), is hereby executed this 19th day of May, 2010. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Partnership Agreement

RECITALS:

WHEREAS, DuPont Fabros Technology, Inc., as the sole general partner of the Partnership (the “General Partner”), desires to amend Section 1.1 of the Partnership Agreement as related to the definition of “General Partner Interest” set forth therein;

WHEREAS, pursuant to Section 7.3.C(4) of the Partnership Agreement, the General Partner shall have the exclusive power to amend the Partnership Agreement to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the Partnership Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under the Partnership Agreement that will not be inconsistent with law or with the provisions of the Partnership Agreement; and

WHEREAS, the General Partner desires to execute this First Amendment to correct the definition of “General Partner Interest” in a manner that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, and to otherwise correct the provision.

NOW, THEREFORE, the General Partner hereby amends the Partnership Agreement as follows:

1. The definition of “General Partner Interest” in Section 1.1 of the Partnership Agreement shall be deleted in its entirety and replaced with the following:

““General Partner Interest” means a Partnership Interest held by the General Partner that is denominated as a general partnership interest. A General Partner Interest may be expressed as a number of Partnership Units. The General Partner Interest shall consist of at least 1,000 Partnership Units. All other Partnership Units owned by the General Partner and any Partnership Units owned by any Affiliate or Subsidiary of the General Partner shall be considered to constitute a Limited Partner Interest.”

2. Miscellaneous. This First Amendment shall be governed by and construed in accordance with the laws of the State of Maryland. Except as expressly amended herein, the Partnership Agreement shall remain in full force and effect. The recitals to this First Amendment are hereby incorporated herein by reference. This First Amendment shall supersede, and the terms hereof shall govern with respect to, and have priority over, any provision to the contrary contained in the Partnership Agreement or any other written or oral agreement or understanding between the General Partner and any one or more of the Limited Partners or between the General Partner, a Limited Partner or any of their Affiliates.

[Signature Page to First Amendment Follows]

IN WITNESS WHEREOF, the undersigned General Partner has executed this First Amendment to the Partnership Agreement as of the date first written above.

GENERAL PARTNER:

DUPONT FABROS TECHNOLOGY, INC.

By:	/s/ Richard A. Montfort, Jr.
Name:	Richard A. Montfort, Jr.
Title:	General Counsel and Secretary

[Signature Page to First Amendment]